Exhibit 99.1

IN8bio’s DeltEx Gamma-Delta T Cells Show Promise in Targeting Ovarian Cancer

•	Preclinical results showcase the potential for the strong synergistic combination of chemotherapy and gamma-delta T cell therapy to target solid tumors beyond the brain

•	The DeltEx platform is the basis for IN8bio’s clinical stage gamma-delta T cell therapeutic candidates and demonstrated the ability to target and kill multiple ovarian cancer cell lines

NEW YORK, May 17, 2023 (GLOBE NEWSWIRE) — IN8bio, Inc. (Nasdaq: INAB), a leading clinical-stage biopharmaceutical company focused on innovative gamma-delta T cell therapies, today announced positive preclinical data underscoring the potential of its DeltEx Gamma-Delta T cells to target and kill ovarian cancer. The data were featured in a poster presentation at the American Society of Cell & Gene Therapy (ASGCT) 26th Annual Meeting and showed that DeltEx Gamma-Delta T cells were able to target and kill ovarian cancer cells, even in platinum-resistant and treatment-resistant cell lines.

“These findings highlight the synergy of combining gamma-delta T cells with chemotherapy to target solid tumors, even outside the brain,” said William Ho, CEO and co-founder of IN8bio. “We are encouraged by these data that suggest that a combination using DeltEx Gamma-Delta T cells may provide a promising new approach to treating patients with ovarian cancer.”

IN8bio’s DeltEx Drug Resistance Immunotherapy, or DeltEx DRI, gamma-delta T cells are engineered to be more effective at killing cancer cells. These cells are designed to be resistant to the killing effects of chemotherapy, allowing them to remain functional and be used concurrently in combinations to create a strong synergistic tumor killing effect. The preclinical data demonstrates that temozolomide (TMZ), an alkylating agent that creates DNA double-stranded breaks, can work synergistically in combination with poly ADP-ribose polymerase inhibitors (PARPi) to significantly increase NKG2D ligand (NKG2D-L) expression. NKG2D-L are proteins that make cancer cells more visible to the immune system, particularly to gamma-delta T cells, and resulted in greater killing of ovarian cancer cells, even in platinum-resistant and treatment-resistant ovarian cell lines.

Lawrence Lamb, Ph.D., co-founder and Chief Scientific Officer of IN8bio, expressed great optimism about the broad implications of this research and approach, “These data serve as a compelling proof-of-concept, demonstrating how gamma-delta T cell biology could seek out and eradicate tumor cells across a broad range of challenging cancer indications,” In addition, “We are encouraged by these results and look forward to evaluating the applicability of INB-400 in ovarian cancer and other solid tumor targets as soon as possible.”

About INB-400

INB-400 is IN8bio’s DeltEx chemotherapy resistant autologous and allogeneic drug resistant immunotherapy (DRI) technology. Allogeneic INB-400 will expand the application of DRI gamma- delta T cells into other solid tumor types through the development of allogeneic or “off-the-shelf” DeltEx DRI technology.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of gamma-delta T cell product candidates for solid and liquid tumors. Gamma-delta T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. IN8bio’s DeltEx platform employs allogeneic, autologous, iPSC and genetically modified approaches to develop cell therapies, designed to effectively identify and eradicate tumor cells.

IN8bio is currently conducting two investigator-initiated Phase 1 clinical trials for its lead gamma-delta T cell product candidates: INB-200 for the treatment of newly diagnosed glioblastoma (GBM) and INB-100 for the treatment of patients with leukemia undergoing hematopoietic stem cell transplantation. IN8bio is initiating INB-400, a company-sponsored Phase 2 clinical trial in newly diagnosed GBM, which received IND clearance in late 2022. IN8bio also has a broad portfolio of preclinical programs focused on addressing other hematological and solid tumor cancers. For more information about IN8bio and its programs, please visit www.IN8bio.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the potential of its DeltEx Gamma-Delta T cells to target and kill ovarian cancer; the broad applicability of INB-400; the use of INB-400 in indications outside of brain tumors; the potential synergy of combining gamma-delta T cells with chemotherapy to target solid tumors across a broad range of cancer indications, including ovarian cancer; the development and continued progress of IN8bio’s preclinical and clinical product candidates, including INB-100, INB-200, and INB-400; and the timing of initiation, progress and scope of clinical trials; and IN8bio’s ability to achieve anticipated milestones, including expected data readouts from its trials, enrollment of additional patients in its clinical trials and advancement of clinical development plans. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones, presented by the ongoing COVID-19 pandemic as well as rising inflation and regulatory developments; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may not realize the intended benefits of its

DeltEx platform; availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; expectations for regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 12, 2023, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Company Contact:

IN8bio, Inc.

Patrick McCall

+ 1 646.600.6GDT (6438)

info@IN8bio.com

Investors & Media Contact:

Argot Partners

IN8bio@argotpartners.com